EXHIBIT 23(b)


                         [COOPERS & LYBRAND LETTERHEAD]




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Carnegie Bancorp on Form S-8 of our report dated January 29, 1996, on our audits of the consolidated financial statements of Carnegie Bancorp as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993 included in the annual report on Form 10-KSB of Carnegie Bancorp filed with the Securities and Exchange Commission on March 28, 1996.




                                                    COOPERS & LYBRAND L.L.P.
                                                    ------------------------
                                                    Coopers & Lybrand L.L.P.
Parsippany, New Jersey
January 21, 1997

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